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Exhibit 99.1
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated August 22, 2005

NEWS RELEASE
Visit our web site at: www.lanvision.com
                       -----------------

                                                         COMPANY CONTACT:
                                                         PAUL W. BRIDGE, JR.
                                                         Chief Financial Officer
                                                         (513) 794-7100
FOR IMMEDIATE RELEASE
---------------------


    LANVISION SYSTEMS INC. REPORTS STRONG SECOND QUARTER FISCAL 2005 RESULTS

               REVENUE INCREASED 59% COMPARED WITH Q2 FISCAL 2004


Cincinnati, Ohio, August 22, 2005 --- LanVision Systems, Inc. (NASDAQ: LANV) today announced significantly improved financial results for the second quarter and first six months ended July 31, 2005.

Revenues for the second quarter of fiscal 2005 were up 59% to $4,065,731 compared with $2,558,295 reported in the second quarter of last year. The operating profit for the quarter was $547,196, compared with an operating loss of ($83,992) in the second quarter of last year. The net income for the quarter was $519,269, or $0.06 per basic and diluted common share, compared with a net loss of ($462,328), or ($0.05) per basic and diluted common share in the second quarter of last year.

Revenues for the first six months of fiscal 2005 were up 30% to $6,762,604 compared with $5,199,850 reported in the first six months of last year. The operating profit for the first six months of was $293,078 compared with an operating loss of ($125,639) in the first six months of last year. The net income for the first six months was $242,750, or $0.03 per basic and diluted common share, compared with net loss of ($883,391), or ($0.10) per basic and diluted common share in the first six months of last year.

Second Quarter Highlights included:

     - The announcement of the signing of a new contract with Sarasota Memorial Hospital a fully JCAHO accredited 845 bed hospital, located on the west coast of Florida and which is the second largest public hospital in the state of Florida.


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          Sarasota Memorial will implement the Company's Health Information
          Management, Patient Financial Services, Supply Chain Management and Human Resource workflows and document management solutions. The contract calls for an enterprise license for the deployment of Streamline Health's solutions throughout the Sarasota Memorial Health Care System and will seamlessly integrate with current Eclipsys Sunrise(TM) Clinical Manager, Access Manager/Patient Financial Manager, and PeopleSoft applications.

     - The announcement of the signing of a new contract with Oregon Health & Science University (OHSU) for its Health Information Management and Patient Financial Services workflows and document management solutions. The contract calls for an unlimited use license for the large-scale deployment of the company's solutions throughout the OHSU enterprise. Located in Portland Oregon, the OHSU Health System includes OHSU Hospital, Doernbecher Children's Hospital, and dozens of primary care and specialty clinics serving every county in Oregon. The health system also includes four schools, multiple research institutes and several outreach and community service units. In addition, OHSU has a research and education West Campus in Hillsboro, and multiple education and patient care facilities throughout the state.

     - The announcement of the renewal of two existing remote application hosting services contracts for the company's comprehensive workflow and document management services. The two contracts are valued at approximately $6.3 million in recurring subscription revenues over the terms of the agreements.

Brian Patsy, LanVision's Chairman and Chief Executive Officer, stated, "The planned investment for 2005 in our sales and marketing programs and infrastructure have begun to pay dividends. As a result of the significant sales achievements noted above, during the first half of the current year our software sales increased by more than $1 million and our Application Hosting Revenues continued to increase by 18% or $227 thousand when compared to the prior comparable period. These increases in the highly profitable segments of our business resulted in a $418 thousand improvement in operating profitability for the first six months notwithstanding the almost $800 thousand in planned increases in operating costs. "Also, the retirement of our high interest rate debt in July 2004 resulted in a reduction of our interest expense for the first six months of this year by more than $718,000."

Mr. Patsy continued, "Our sales pipeline is very strong and continues to grow as the healthcare market looks for ways to streamline inefficient business processes to lower expense and improve patient care."

Mr. Patsy Concluded, "For the first half of our fiscal year, we are approximately 4 percent ahead of our business plan for anticipated revenue growth, and over $1 million ahead of plan for operating profitability. We believe that we are on course to achieve continuing improved operating results in the final six months of the current fiscal year,


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and we continue to feel comfortable with our guidance regarding approximately 25 percent revenue growth for the entire year."

CONFERENCE CALL INFORMATION

In conjunction with LanVision's Second Quarter Fiscal 2005 earnings release, you are invited to listen to its conference call which will be held at 10:00 a.m. eastern time, on Tuesday August 23, 2005. The call will feature remarks from J. Brian Patsy, Chief Executive Officer, William A. Geers, Chief Operating Officer and Paul W. Bridge, Jr., Chief Financial Officer.

To access the call, dial 703-639-1163 approximately five minutes prior to the start of the call. To access the call via the webcast, go to www.lanvision.com before the call is scheduled to begin. The webcast will also be available on our web site for 30 days.


ABOUT LANVISION SYSTEMS, INC.

LanVision Systems, Inc., which does business under the name Streamline Health, is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners, healthcare organizations, and customers to create and improve operational efficiencies through business process re-engineering and automating demanding document-intensive environments. The company's workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The company's solutions also address the document workflow needs of the Human Resource and Supply Chain Management departments of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers' capital or operating budget needs.

Streamline Health's solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including access using a web-browser through the Intranet/Internet. These integrated systems allow providers and administrators to link systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving.

Streamline Health provides remote hosting services to various healthcare providers including University Hospital, a member of The Health Alliance of Greater Cincinnati, and Children's Medical Center of Columbus, OH. In addition, the Company has installed its workflow and document management solutions at leading healthcare providers including Stanford Hospital and Clinics, Albert Einstein Healthcare Network, Beth Israel Medical Centers, University of


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Pittsburgh Medical Center, Medical University Hospital Authority of South
Carolina, and Memorial Sloan-Kettering Cancer Center.

For additional information on LanVision, please visit our website at http://www.lanvision.com.




"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. LANVISION'S FUTURE FINANCIAL PERFORMANCE COULD DIFFER MATERIALLY FROM EXPECTATIONS OF MANAGEMENT AND FROM RESULTS REPORTED NOW OR IN THE PAST. FACTORS THAT COULD CAUSE LANVISION'S FINANCIAL PERFORMANCE TO SO DIFFER INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEVELOPMENT, RELIANCE ON STRATEGIC ALLIANCES, AVAILABILITY OF PRODUCTS PROCURED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN LANVISION'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(C)2005 LanVision Systems, Inc., Cincinnati, OH 45242.



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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        Three Months Ended                  Six Months Ended
                                                             July 31,                           July 31,
                                                  -----------------------------       -----------------------------
                                                      2005              2004              2005              2004
                                                  -----------       -----------       -----------       -----------
Revenues:
   Systems sales                                  $ 1,571,893       $   165,467       $ 1,712,697       $   452,350
   Services, maintenance and support                1,753,322         1,755,512         3,552,346         3,477,170
   Application-hosting services                       740,516           637,316         1,497,561         1,270,330
                                                  -----------       -----------       -----------       -----------
      Total revenues                                4,065,731         2,558,295         6,762,604         5,199,850

Operating expenses:
   Cost of systems sales                              666,753           241,238           946,940           600,150
   Cost of services, maintenance and support          742,634           711,236         1,503,998         1,391,481
   Cost of application-hosting services               237,793           221,147           488,695           437,795
   Selling, general and administrative              1,291,927           924,805         2,348,808         1,838,273
   Product research and development                   579,428           543,791         1,181,085         1,057,790
                                                  -----------       -----------       -----------       -----------
      Total operating expenses                      3,518,535         2,642,217         6,469,526         5,325,489
                                                  -----------       -----------       -----------       -----------
Operating income (loss)                               547,196           (83,922)          293,078          (125,639)
Other income expense:
    Interest income                                    20,097            15,091            37,891            39,194
    Interest expense                                  (31,024)         (393,497)          (71,219)         (796,946)
                                                  -----------       -----------       -----------       -----------
Earnings (loss) before taxes                          536,269          (462,328)          259,750          (883,391)
     Income taxes                                     (17,000)             -              (17,000)             -
                                                  ===========       ===========       ===========       ===========
Net earnings (loss)                               $   519,269       $  (462,328)      $   242,750       $  (883,391)
                                                  ===========       ===========       ===========       ===========

Basic net earnings (loss) per common share        $      0.06       $     (0.05)      $      0.03       $     (0.10)
                                                  ===========       ===========       ===========       ===========
Diluted net earnings (loss) per common share      $      0.06       $     (0.05)      $      0.03       $     (0.10)
                                                  ===========       ===========       ===========       ===========

Number of shares used in per common
  Share computation - basic                         9,108,146         9,067,700         9,097,564         9,051,973
                                                  ===========       ===========       ===========       ===========
Number of shares used in per common
  Share computation - diluted                       9,286,607         9,067,700         9,306,761         9,051,973
                                                  ===========       ===========       ===========       ===========









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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                  July 31,           July 31,          January 31,
                                   Assets                                           2005               2004               2005
                                                                                ------------       ------------       ------------
Current assets:
   Cash and cash equivalents (restricted by long-term debt agreement)           $  4,167,521       $  4,538,655       $  4,181,073
   Accounts receivable                                                             1,777,285          1,436,999          2,101,846
   Contract receivables                                                            1,396,192          1,826,147          1,404,364
   Allowance for doubtful accounts                                                  (200,000)          (400,000)          (200,000)
   Other, including deferred federal tax asset                                       788,297            424,361            686,116
                                                                                ------------       ------------       ------------
      Total current assets                                                         7,929,295          7,826,162          8,173,399

Property and equipment:
   Computer equipment                                                              1,732,431          2,660,267          1,501,796
   Computer software                                                                 938,232            947,654            832,304
   Office furniture, fixtures and equipment                                          726,215          1,167,497            537,137
   Leasehold improvements                                                            520,322            157,492             37,504
                                                                                ------------       ------------       ------------
                                                                                   3,917,200          4,932,910          2,908,741
  Accumulated depreciation and amortization                                       (2,319,303)        (3,941,069)        (1,996,129)
                                                                                ------------       ------------       ------------
                                                                                   1,597,897            991,841            912,612
Capitalized software development costs, net of accumulated
    Amortization of $3,633,230, $2,916,728 and $3,233,228 respectively             2,256,699          1,873,201          2,056,701
Other, primarily deferred federal tax asset                                          708,241            633,036            850,523
                                                                                ------------       ------------       ------------
                                                                                $ 12,492,132       $ 11,324,240       $ 11,993,235
                                                                                ============       ============       ============

Liabilities, convertible redeemable preferred stock and stockholders' equity

Current liabilities:
   Accounts payable                                                             $    858,934       $    294,021       $    886,090
   Accrued compensation                                                              409,801            253,537            276,292
   Accrued other expenses                                                            742,323            626,451            719,135
   Deferred revenues                                                               2,191,968          2,102,374          2,231,442
   Current portion of capitalized leases                                              52,406            227,644            168,121
   Current portion of long term-debt                                               1,000,000          1,166,667                -
                                                                                ------------       ------------       ------------
      Total current liabilities                                                    5,255,432          4,670,694          4,281,080

Non-current portion of long-term debt                                              1,000,000          2,333,333          2,000,000
Non-current portion of lease incentive                                               237,091                -                  -
Non-current portion of capitalized leases                                                -               52,406                -

Stockholders' equity:
   Convertible redeemable preferred stock, $0.01 par value per share,
     5,000,000 shares authorized                                                         -                  -                  -
   Common stock, $0.01 par value per share, 25,000,000 shares Authorized,
     9,120,541 shares, 9,081,701 shares and 9,084,535 shares issued,
     respectively                                                                     91,205             90,817             90,845
   Capital in excess of par value                                                 35,047,305         34,999,709         35,002,961
   Accumulated (deficit)                                                         (29,138,901)       (30,822,719)       (29,381,651)
                                                                                ------------       ------------       ------------
      Total stockholders' equity                                                   5,999,609          4,267,807          5,712,155
                                                                                ------------       ------------       ------------
                                                                                $ 12,492,132       $ 11,324,240       $ 11,993,235
                                                                                ============       ============       ============


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